EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 of this Registration Statement on Form S-3 of our report dated October 22, 2002, except as to Note 17, which is as of February 19, 2003, relating to the financial statements of Artisan Components, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 5, 2003